Exhibit 3.3

BYLAWS OF

BUDA JUICE, INC.

(A Delaware Corporation)

ARTICLE I

STOCKHOLDERS

SECTION 1. Annual Meetings. The annual meeting of stockholders of Buda Juice, Inc. (the “Corporation”) for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held each fiscal year at such date and time, within or without the State of Delaware, as the Board of Directors shall determine.

SECTION 2. Notice of Meetings. Written notice of all meetings of the stockholders, stating the place, date and time of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the place at which the list of stockholders may be examined, and the purpose or purposes for which the meeting is to be held, shall be mailed or otherwise delivered (including pursuant to electronic transmission in the manner provided in Section 232 of the General Corporation Law of the State of Delaware (the “DGCL”), except to the extent prohibited by Section 232(e) of the DGCL) to each stockholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days prior to the date of the meeting and shall otherwise comply with applicable law. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation. Such further notice shall be given as may be required by law. If notice is given by electronic transmission, such notice shall be deemed to be given at the times provided in the DGCL. Such further notice shall be given as may be required by law. Meetings may be held without notice if all stockholders entitled to vote are present, or if notice is waived by those not present in accordance with these Bylaws. Any previously scheduled meeting of the stockholders may be postponed, and (unless the Corporation’s Certificate of Incorporation otherwise provides) any special meeting of the stockholders may be cancelled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of stockholders.

SECTION 3. Quorum and Adjournment. Except as otherwise provided by law or the Corporation’s Certificate of Incorporation, as amended from time to time (the “Certificate of Incorporation”) a quorum for the transaction of business at any meeting of stockholders shall consist of the holders of record of thirty-three and one-third percent (33 1/3%) of the issued and outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, present in person or by proxy, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. The Chairperson of the meeting or a majority of the shares so represented may adjourn the meeting from time to time, whether or not there is such a quorum. No notice of the time and place of adjourned meetings need be given except as required by law. The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

SECTION 4. Organization.

(a) Meetings of stockholders shall be presided over by the Meeting Chair, who is the Chairperson or if none or in the Chairperson’s absence the Presiding Director, or if none or in the Presiding Director’s absence, the President, or if none or in the President’s absence, the Chief Executive Officer, or in the Chief Executive Officer’s absence, a Vice-President, or, if none of the foregoing is present, by a Chairperson to be chosen by the stockholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the Corporation, or in the Secretary’s absence an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the presiding officer of the meeting shall appoint any person present to act as secretary of the meeting.

(b) The Meeting Chair shall call the meeting to order, establish the agenda, and conduct the business of the meeting in accordance therewith or, at the Chair’s discretion, the business of the meeting may be conducted otherwise in accordance with the wishes of the stockholders in attendance. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

(c) The Meeting Chair shall also conduct the meeting in an orderly manner, rule on the precedence of, and procedure on, motions and other procedural matters, and exercise discretion with respect to such procedural matters with fairness and good faith toward all those entitled to take part. Unless otherwise specified, the use of audio and video recording devices shall not be permitted at the meeting. Without limiting the foregoing, the Meeting Chair may (a) restrict attendance at any time to bona fide stockholders of record and their proxies and other persons in attendance at the invitation of the presiding officer or Board of Directors, (b) modify any restriction of use of audio or video recording devices at the meeting, and (c) impose reasonable limits on the amount of time taken up at the meeting on discussion in general or on remarks by any one stockholder. Should any person in attendance become unruly or obstruct the meeting proceedings, the Meeting Chair shall have the power to have such person removed from the meeting. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Section 4 and Section 7 of this Article I. The Meeting Chair, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the provisions of this Section 4 and Section 7 of this Article I and if he should so determine that any proposed nomination or business is not in compliance with such sections, he shall so declare to the meeting that such defective nomination or proposal shall be disregarded.

SECTION 5. Voting; Proxies; Required Vote.

(a) At each meeting of stockholders, every stockholder shall be entitled to vote in person or by proxy appointed by instrument in writing, subscribed by such stockholder or by such stockholder’s duly authorized attorney in fact (but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period). Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, in all matters other than the election of directors, the affirmative vote of a majority of votes cast affirmatively or negatively on the matter shall be the act of the stockholders.

(b) When specified business is to be voted on by a class or series of stock voting as a class, the affirmative vote of the majority of votes cast affirmatively or negatively of such class or classes at the meeting shall be the act of such class, unless otherwise provided in the Corporation’s Certificate of Incorporation.

SECTION 6. Inspectors. The Board of Directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not so appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by such inspector or inspectors and execute a certificate of any fact found by such inspector or inspectors.

SECTION 7. Required Vote for Directors. At any meeting of stockholders for the election of one or more directors at which a quorum is present, the election shall be determined by a plurality of the votes cast by the stockholders entitled to vote at the election.

SECTION 8. Removal of Director. Except as otherwise provided by law or the Certificate of Incorporation, and subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, the stockholders holding a majority of the shares then entitled to vote at an election of directors, acting at a duly called annual meeting or a duly called special meeting of the stockholders, may remove a director or directors of the Corporation only with “Cause”. Cause shall be defined as termination of such director’s appointment by reason of embezzlement, fraud, breach of fiduciary duty, dishonesty, conclusion of a felony or deliberate disregard of the policies and rules of the Corporation as adopted by the Board. Vacancies in the Board of Directors resulting from such removal shall be filled in accordance with Section 12 of Article II.

ARTICLE II

BOARD OF DIRECTORS

SECTION 1. General Powers. The business, property and affairs of the Corporation shall be managed under the direction of the Board of Directors. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders.

SECTION 2. Qualification; Number; Term; Remuneration.

(a) Each director shall be at least 18 years of age. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, or the Certificate of Incorporation, the number of directors that the Corporation would have if there were no vacancies (the “Whole Board”) shall be fixed from time to time exclusively by action of the Board of Directors, one of whom may be selected by the Board of Directors to be its Chairperson.

(b) The Board of Directors may change the specifications regarding the numbers, classes, term, and procedures of election of directors, with an amendment to the Bylaws.

(i) The number of directors of the Corporation shall not be more than seven (7) and not less than three (3).

(ii) The directors of the Corporation shall constitute one class The class of directors shall have an elected term of one (1) year, barring earlier death, resignation, retirement, disqualification or removal of the person.

(iii) The directors shall stand elected for a term expiring at the Corporation’s first annual stockholder meeting following the Effective Time of Conversion of the Corporation to a Delaware corporation, and shall hold office until their successors are duly elected and qualified or until their earlier death, resignation, retirement, disqualification, or removal.

(iv) At each respective, annual meeting of the stockholders of the Corporation, successors to the directors whose term expires at that annual meeting shall be elected for a term of office to expire at the first annual stockholder meeting following their election, and the directors in office may stand for reelection, subject to their earlier death, resignation, retirement, disqualification or removal. Except as the DGCL or any applicable law may otherwise require, in the interim between an annual stockholder meeting or general meeting called for the election of directors and/or the removal of one or more directors any vacancy on the Board, may be filled by appointment of a new director by the majority vote of the remaining directors.

(c) Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and Directors who are not employees of the Corporation may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for committee service. The compensation of directors shall be determined by a committee of the Board of Directors, in consultation with the Officers of the Corporation.

SECTION 3. Quorum and Manner of Voting of Meetings of the Board of Directors. Except as otherwise provided by law or in these Bylaws, a majority of the Whole Board shall constitute a quorum. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting from time to time to another time and place without notice. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. The directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

SECTION 4. Places of Meetings. Meetings of the Board of Directors may be held at any place within or without the State of Delaware, as may from time to time be fixed by resolution of the Board of Directors, or as may be specified in the notice of meeting.

SECTION 5. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors shall from time to time by resolution determine. Notice need not be given of regular meetings of the Board of Directors held at times and places fixed by resolution of the Board of Directors.

SECTION 6. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairperson of the Board, Presiding Director, President, Chief Executive Officer or by a majority of the directors then in office.

SECTION 7. Notice of Meetings. A notice of the place, date and time and the purpose or purposes of each special meeting of the Board of Directors shall be given to each director by mail, personal delivery, electronic transmission or telephone in sufficient time for the assembly of the directors threat. Notice shall be deemed to be given at the time of mailing, but notice need not be given to any director who consents in writing, whether before or after the meeting, or who attends the meeting without protesting prior thereto or at its commencement, the lack of notice to such director.

SECTION 8. Chairperson of the Board. Except as otherwise provided by law, the Certificate of Incorporation, or in Section 9 of this Article II, the Chairperson of the Board of Directors, if there be one, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may from time to time be assigned by the Board of Directors.

SECTION 9. Presiding Director. If at any time the Chairperson of the Board shall be an executive officer or former executive officer of the Corporation or for any reason shall not be an independent director, a Presiding Director shall be selected by the independent directors from among the directors who are not executive officers or former executive officers of the Corporation and are otherwise independent. If the Chairperson of the Board of Directors is not present, the Presiding Director shall chair meetings of the Board of Directors. The Presiding Director shall chair any meeting of the independent Directors and shall also perform such other duties as may be assigned to the Presiding Director by these Bylaws or the Board of Directors.

SECTION 10. Organization. At all meetings of the Board of Directors, the Chairperson, or if none or in the Chairperson’s absence or inability to act the Presiding Director, or if none or in the Presiding Director’s absence or inability to act, the President, or if none or in the President’s absence, the Chief Executive Officer, or in the Chief Executive Officer’s absence or inability to act any Vice-President who is a member of the Board of Directors, or if none, or in such Vice-President’s absence or inability to act a Chairperson chosen by the directors, shall preside. The Secretary of the Corporation shall act as secretary at all meetings of the Board of Directors when present, and, in the Secretary’s absence, the presiding officer may appoint any person to act as secretary.

SECTION 11. Resignation. Any director may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the Chief Executive Officer or Secretary, unless otherwise specified in the resignation.

SECTION 12. Vacancies. Subject to applicable law and the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, and unless the Board of Directors otherwise determines, newly created directorships resulting from any increase in the authorized number of directors will be filled by a majority of the Board of Directors then in office, provided that a majority of the Whole Board of Directors, or a quorum, is present and any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause will be filled generally by the majority vote of the remaining directors in office, even if less than a quorum is present.

SECTION 13. Digital Conference Meetings. Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of digital, video or telephonic conference, or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

SECTION 14. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all the directors consent thereto in writing (which may be provided by electronic transmission), and such writing or writings are filed with the minutes of proceedings of the Board of Directors.

ARTICLE III

COMMITTEES

SECTION 1. Appointment. From time to time the Board of Directors by a resolution adopted by a majority of the Whole Board may appoint any committee or committees for any purpose or purposes, to the extent lawful, which shall have powers as shall be determined and specified by the Board of Directors in the resolution of appointment. The Board shall have power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee. Nothing herein shall be deemed to prevent the Board from appointing one or more committees consisting in whole or in part of persons who are not directors of the Corporation; provided, however, that no such committee shall have or may exercise any authority of the Board.

SECTION 2. Procedures, Quorum and Manner of Acting. Each committee shall have a charter specifying its responsibilities and its rules of procedure. Each committee shall meet at a place or electronically and as provided by such rules or by resolution of the Board of Directors. Except as otherwise provided by law, the presence of a majority of the then appointed members of a committee shall constitute a quorum for the transaction of business by that committee, and in every case where a quorum is present the affirmative vote of a majority of the members of the committee present shall be the act of the committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Each committee shall keep minutes of its proceedings, and actions taken by a committee shall be reported to the Board of Directors.

SECTION 3. Action by Written Consent. Any action required or permitted to be taken at any meeting of any committee of the Board of Directors may be taken without a meeting if all the members of the committee consent thereto in writing (which may be provided by electronic transmission), and such writing or writings are filed with the minutes of proceedings of the committee.

SECTION 4. Term; Termination. In the event any person shall cease to be a director of the Corporation, such person shall simultaneously therewith cease to be a member of any committee appointed by the Board of Directors.

SECTION 5: Standing Committees. The following Committees of the Board of Directors shall be “Standing Committees” which shall be always properly constituted committees which shall consist of two (2) or more members of the Board of Directors and shall have such powers and perform such duties as may be prescribed by the resolution or resolutions creating such committees:

(a) Audit Committee. The Board of Directors shall designate an Audit Committee to assist the Board of Directors in fulfilling its responsibilities with respect to overseeing the accounting, auditing and financial reporting practices and the internal control policies and procedures of the Corporation. If so designated, the Board of Directors shall adopt a charter for the Audit Committee and the Audit Committee shall review and assess the adequacy of the charter on an annual basis. The duties of the Audit Committee shall be set forth in its charter. All members of the Audit Committee shall meet the requirements of the charter and any relevant regulatory body, as interpreted by the Board in its reasonable business judgment. The Corporation shall provide funding requested by the Audit Committee as it reasonably relates to carry out its duties set forth in its charter.

(b) Compensation Committee. The Board of Directors shall designate a Compensation Committee to assist the Board in fulfilling its responsibilities with respect to overseeing the compensation practices of the Corporation. The Board shall adopt a charter for the Compensation Committee and the Compensation Committee shall review and assess the adequacy of the charter on an annual basis. The duties of the Compensation Committee shall be set forth in its charter.

(c) Nomination and Corporate Governance Committee. The Board of Directors shall designate a Compensation Committee to assist the Board in fulfilling its responsibilities with respect to overseeing the nominating and corporate governance practices of the Corporation. The Board of Directors shall adopt a charter for the Nomination and Corporate Governance Committee and the Nomination and Corporate Governance Committee shall review and assess the adequacy of the charter on an annual basis. The duties of the Nomination and Corporate Governance Committee shall be set forth in its charter.

ARTICLE IV

OFFICERS

SECTION 1. Election and Qualifications. The Board of Directors shall elect the officers of the Corporation, which shall include a President, a Chief Executive Officer, a Chief Financial Officer (or other senior officer performing in such capacity) and a Secretary, and may include, by election or appointment, one or more Vice-Presidents (any one or more of whom may be given an additional designation of rank or function), a Treasurer and such other officers as the Board may from time to time deem proper. Each officer shall have such powers and duties as may be prescribed by these Bylaws and as may be assigned by the Board of Directors or the President or Chief Executive Officer. Any two or more offices may be held by the same person.

SECTION 2. Term of Office and Remuneration. Unless otherwise set forth in a written employment agreement with such officer, the term of office of all officers shall be one year and until their respective successors have been elected and qualified, but any officer may be removed from office, either with or without cause, at any time by the Board of Directors. Any vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors. The remuneration of all officers of the Corporation may be fixed by the Board of Directors or in such manner as the Board of Directors shall provide and may be provided for in a written employment agreement executed with such officer.

SECTION 3. Resignation; Removal. Any officer may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the President, Chief Executive Officer or Secretary, unless otherwise specified in the resignation. Any officer shall be subject to removal, with or without cause, at any time by vote of a majority of the Whole Board.

ARTICLE V

BOOKS AND RECORDS

SECTION 1. Location. The books and records of the Corporation may be kept at such place or places within or outside the State of Delaware as the Board of Directors or the respective officers in charge thereof may from time to time determine. The record books containing the names and addresses of all stockholders, the number and class of shares of stock held by each and the dates when they respectively became the owners of record thereof shall be kept by the Secretary and by such officer or agent as shall be designated by the Board of Directors.

SECTION 2. Addresses of Stockholders. Notices of meetings and all other corporate notices may be delivered (a) personally or mailed to each stockholder at the stockholder’s address as it appears on the records of the Corporation, or (b) any other method permitted by applicable law and rules and regulations of the Securities and Exchange Commission as they presently exist or may hereafter be amended.

SECTION 3. Fixing Date for Determination of Stockholders of Record.

(a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in this State, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by this chapter, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

ARTICLE VI

STOCK

SECTION 1. Stock; Signatures. Shares of the Corporation’s stock may be evidenced by certificates for shares of stock or may be issued in uncertificated form in accordance with applicable law as it presently exists or may hereafter be amended. The Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution or the issuance of shares in uncertificated form shall not affect shares already represented by a certificate until such certificate is surrendered to the Corporation. Every holder of shares of stock in the Corporation that is represented by certificates shall be entitled to have a certificate certifying the number of shares owned by him in the Corporation and registered in certificated form. Stock certificates shall be signed by or in the name of the Corporation: (i) by the Chairperson or Vice Chairperson of the Board of Directors, or the President or the Chief Executive Officer, and (ii) by the Chief Financial Officer, or the Treasurer, or the Secretary or an Assistant Secretary of the Corporation, representing the number of shares registered in certificate form. Any and all signatures on any such certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The name of the holder of record of the shares represented by certificated or uncertificated shares, with the number of such shares and the date of issue, shall be entered on the books of the Corporation.

SECTION 2. Issuance and Transfers of Stock.

(a) Issuance of shares of stock of the Corporation shall be made on the books of the Corporation after receipt of a request with proper evidence of transaction wherein such stock is required to be issued initiated by the receiving party or by the corporation’s officers. The corporation shall then submit appropriate request in writing to the stock transfer agent of the corporation to effect such issuance. The corporation may maintain books of records in its own possession for the preferred shares of any preferred series of stock. Any issuance of preferred shares of stock shall be effected as required by transactions approved by the Board of Directors, and shall not require Board vote or approval at each instance of such issuance when covered under such approved transaction.

(b) Transfers of shares of stock of the Corporation shall be made on the books of the Corporation after receipt of a request with proper evidence of succession, assignation, or authority to transfer by the record holder of such stock, or by an attorney lawfully constituted in writing, and in the case of stock represented by a certificate, upon surrender of the certificate. Subject to the foregoing, the Board of Directors may make such rules and regulations as it shall deem necessary or appropriate concerning the issue, transfer and registration of shares of stock of the Corporation, for both common and preferred series of stock, and to appoint and remove transfer agents and registrars of transfers.

SECTION 3. Fractional Shares. The Corporation may, but shall not be required to, issue certificates for fractions of a share where necessary to effect authorized transactions, or the Corporation may pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the Corporation or of its agent, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a stockholder except as therein provided.

SECTION 4. Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate of stock or uncertificated shares in place of any certificate, theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of any lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate or uncertificated shares.

ARTICLE VII

DIVIDENDS

Subject always to the provisions of law and the Certificate of Incorporation, the Board of Directors shall have full power to determine whether any, and, if any, what part of any, funds legally available for the payment of dividends shall be declared as dividends and paid to stockholders; the division of the whole or any part of such funds of the Corporation shall rest wholly within the lawful discretion of the Board of Directors, and it shall not be required at any time, against such discretion, to divide or pay any part of such funds among or to the stockholders as dividends or otherwise; and before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, determines proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall determine to be conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE VIII

RATIFICATION

Any transaction, questioned in any law suit on the ground of lack of authority, defective or irregular execution, adverse interest of director, officer or stockholder, non-disclosure, miscomputation, or the application of improper principles or practices of accounting, may be ratified before or after judgment, by the Board of Directors or by the stockholders, and if so ratified shall have the same force and effect as if the questioned transaction as ratified had been originally duly authorized. Such ratification shall be binding upon the Corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

ARTICLE IX

CORPORATE SEAL

The corporate seal shall have inscribed thereon the name of the Corporation and the year of its incorporation, and shall be in such form and contain such other words and/or figures as the Board of Directors shall determine. The corporate seal may be used by printing, engraving, lithographing, stamping or otherwise making, placing or affixing, or causing to be printed, engraved, lithographed, stamped or otherwise made, placed or affixed, upon any paper or document, by any process whatsoever, an impression, facsimile or other reproduction of said corporate seal.

ARTICLE X

FISCAL YEAR

The fiscal year of the Corporation shall begin on the first day of January and end on the last day of December each year.

ARTICLE XI

WAIVER OF NOTICE

Whenever notice is required to be given by these Bylaws or by the Certificate of Incorporation or by law, the person or persons entitled to said notice may consent in writing, whether before or after the time stated therein, to waive such notice requirement. Notice shall also be deemed waived by any person who attends a meeting without protesting prior thereto or at its commencement, the lack of notice to him.

ARTICLE XII

BANK ACCOUNTS, DRAFTS, CONTRACTS, ETC.

SECTION 1. Bank Accounts and Drafts. In addition to such bank accounts as may be authorized by the Board of Directors, the primary financial officer or any person designated by said primary financial officer, whether or not an employee of the Corporation, may authorize such bank accounts to be opened or maintained in the name and on behalf of the Corporation as they may deem necessary or appropriate, payments from such bank accounts to be made upon and according to the check of the Corporation in accordance with the written instructions of said primary financial officer, or other person so designated by the Treasurer.

SECTION 2. Contracts. The Board of Directors may authorize any person or persons, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

SECTION 3. Proxies; Powers of Attorney; Other Instruments. The Chairperson, the President, the Chief Executive Officer or any other person designated by any of them shall have the power and authority to execute and deliver proxies, powers of attorney and other instruments on behalf of the Corporation in connection with the rights and powers incident to the ownership of stock by the Corporation. The Chairperson, the President, the Chief Executive Officer or any other person authorized by proxy or power of attorney executed and delivered by any of them on behalf of the Corporation may attend and vote at any meeting of stockholders of any company in which the Corporation may hold stock, and may exercise on behalf of the Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, or otherwise as specified in the proxy or power of attorney so authorizing any such person. The Board of Directors, from time to time, may confer like powers upon any other person.

SECTION 4. Financial Reports. The Board of Directors may appoint the primary financial officer or other fiscal officer or any other officer to cause to be prepared and furnished to stockholders entitled thereto any special financial notice and/or financial statement, as the case may be, which may be required by any provision of law.

ARTICLE XIII

INDEMNIFICATION OF DIRECTORS AND OFFICERS

SECTION 1. The Corporation shall indemnify, to the fullest extent permitted by the DGCL, as it presently exists or may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), any natural person (i) who is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, limited liability company, partnership, joint venture, employee benefit plan, trust, nonprofit entity or other enterprise at any time during which these Bylaws are in effect (a “Covered Person”), whether or not such Covered Person continues to serve in such capacity at the time any indemnification is sought or at the time of any proceeding (as defined below) relating thereto exists or is brought, and (ii) who is or was a party to, is threatened to be made a party to, or is otherwise involved in (including as a witness) any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature (a “proceeding”) based on such Covered Person’s action(s) in his or her official capacity as a director, officer, trustee, employee or agent of the Corporation, against all liability and loss suffered (including, without limitation, any judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement consented to in writing by the Corporation) and expenses (including attorneys’ fees), actually and reasonably incurred by such Covered Person in connection with such proceeding. Such indemnification shall continue to a Covered Person who has ceased to be a director, officer, trustee, employee or agent of the Corporation and shall inure to the benefit of his or her heirs, executors and administrators. Except as provided in Section 3 of this Article XIII, the Corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) initiated by such Covered Person only if the proceeding (or part thereof) was authorized by the Board of Directors.

SECTION 2. To obtain indemnification under Section 1 of this Article XIII, a claimant shall submit to the Corporation a written request, including any such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification pursuant to the first sentence of this Section 2 of Article XIII, a determination, if required by the DGCL, with respect to the claimant’s entitlement to indemnification shall be made as follows: (1) by the Board of Directors, by a majority vote of a quorum consisting of Disinterested Directors (as defined below), (2) by a committee of the Board of Directors consisting of Disinterested Directors, by a majority vote of such Disinterested Directors, (3) (i) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or (ii) if a quorum of the Board of Directors consisting of Disinterested Directors is obtainable and such quorum of Disinterested Directors directs, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant, or (4) by the stockholders of the Corporation. In the event the determination of entitlement to indemnification is to be made by Independent Counsel, the Independent Counsel shall be selected by the Board of Directors. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within ninety (90) days after such determination.

SECTION 3. If a claim for indemnification under Section 1 of this Article XIII is not paid in full within ninety (90) days after a written claim pursuant to Section 2 of this Article XIII has been received by the Corporation, the claimant may at any time thereafter file suit to recover the unpaid amount of such claim and, to the extent successful, shall be entitled to be paid the reasonable costs, fees, and expenses of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed. Neither the failure of the Corporation (including its Board of Directors, Independent Counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, Independent Counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

SECTION 4. The right to indemnification conferred on any Covered Person by this Article XIII (a) shall not be exclusive of any other rights which such Covered Person may have or acquire under any statute, provision of these Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise and (b) cannot be terminated by the Corporation, the Board of Directors or the stockholders of the Corporation with respect to a Covered Person’s service occurring prior to the date of such termination. Notwithstanding the foregoing, the Corporation’s obligation to indemnify or advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust, enterprise or nonprofit entity shall be excess and secondary to any obligations of such other entity, and shall in all cases be reduced by any amount such person has collected as indemnification from such other corporation, limited liability company, partnership, joint venture, trust, nonprofit entity, or other enterprise; and, in the event the Corporation has fully paid such expenses, the Covered Person shall return to the Corporation any amounts subsequently received from such other source of indemnification.

SECTION 5. Any repeal or modification of the provisions of this Article XIII that in any way diminishes any right of an indemnitee or his or her successors to indemnification or advancement (or related rights) shall be prospective only and shall not in any way diminish, limit, restrict, adversely affect or eliminate any such right with respect to any actual or alleged acts or omissions occurring prior to such repeal or modification.

SECTION 6. The Corporation, in its sole discretion, may advance any costs, fees, or expenses (including attorneys’ fees) incurred by a Covered Person defending or participating in any proceeding prior to the final disposition of such proceeding; provided, however, the payment of such costs, fees, or expenses incurred by a Covered Person shall be made only upon receipt of an undertaking by or on behalf of the Covered Person to repay all amounts advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that the Covered Person is not entitled to be indemnified by the Corporation for such expenses under this Article XIII or otherwise.

SECTION 7. If any provision or provisions of this Article XIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article XIII (including, without limitation, each portion of any paragraph of this Article XIII containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article XIII (including, without limitation, each such portion of any paragraph of this Article XIII containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

SECTION 8. This Article XIII shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and advance expenses to persons other than Covered Persons when and as authorized by the Board of Directors. In addition, the Corporation may enter into agreements with any person or entity for the purpose of providing for indemnification or advancement, in any manner or extent consistent with Delaware law.

SECTION 9. For purposes of this Article XIII:

(1) “Disinterested Director” means a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.

(2) “Independent Counsel” means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant’s rights under this Article XIII.

SECTION 10. Any notice, request or other communication required or permitted to be given to the Corporation under this Article XIII shall be in writing and either delivered in person or sent by telecopy, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.

ARTICLE XIV

FORUM FOR CERTAIN ACTIONS

SECTION 1. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation arising pursuant to any provision of the DGCL or the Certificate of Incorporation or Bylaws, or (iv) any action asserting a claim against the Corporation governed by the internal affairs doctrine shall be a state court with appropriate jurisdiction, or if a state court does not have jurisdiction, then a federal court located within the State of Delaware, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XIV.

SECTION 2. Notwithstanding anything to the contrary in Section 1 above, unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the (i) Securities Act of 1933 or (ii) Exchange Act of 1934. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XIV.

ARTICLE XV

AMENDMENTS

The Board of Directors shall have power to adopt, amend or repeal these Bylaws. The stockholders of the Corporation shall have the power to adopt, amend or repeal these Bylaws at a duly called meeting of the stockholders; provided that notice of the proposed adoption, amendment or repeal was properly given in the notice of the meeting, by vote of holders of a majority of the outstanding stock entitled to vote.

ARTICLE XVI

OFFICES

SECTION 1. Registered Office. The registered office of the Corporation shall be the office of the Corporation’s registered agent in the State of Delaware or such other office of the Corporation in the State of Delaware as established from time to time by the Board of Directors.

SECTION 2. Other Offices. The Corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time select or the business of the Corporation may require.

ARTICLE XVII

NOTICES

If mailed, notice to stockholders shall be deemed given when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the DGCL. A written waiver of any notice, signed by a stockholder or director, or waiver by electronic transmission by such person, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance at any meeting shall constitute waiver of notice except attendance for the sole purpose of objecting to the timeliness of notice.

Page 12 of 12